ARTICLES OF INCORPORATION
                                     OF
                          PROCESS TECHNOLOGIES, INC.

          The undersigned, to form a Nevada corporation, CERTIFIES THAT:

          I.     NAME:  The name of the corporation is:

                          PROCESS TECHNOLOGIES, INC.

          II. PRINCIPAL OFFICE: The location of the principal office of this corporation within the State of Nevada is 6l21 Lakeside Drive, Suite 250, Reno, Nevada 89511; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designed by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, within the State of Nevada, as well as without the State of Nevada.

          III. PURPOSE: The purpose for which this corporation is formed is:
                      To engage in any lawful activity.

          IV. AUTHORIZATION OF CAPITOL STOCK: The amount of the total authorized capitol stock of the corporation shall be TWENTY-FIVE MILLION (25,000) shares of common stock, par value $.002 per share, and TWELVE MILLION FIVE HUNDRED THOUSAND (12,500,000) shares of preferred stock, par value $.25 per share.

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          V.     INCORPORATOR:  The name and post office address of the
incorporator signing Articles of Incorporation is as follows:

                NAME                              POST OFFICE ADDRESS
           Rita S. Dickson                        6121 Lakeside Drive,
                                                  Suite 250
                                                  Reno, Nevada 89511

          VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first board shall consist of three (3) directors.

          So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be fewer than three, but not fewer than the number of shareholders.

          The number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as provided in the By-Laws of this corporation.

           The name and post office address of the directors constituting the first Board of Directors is as follows:


      NAME                                      POST OFFICE ADDRESS
C. J. Von Drehel                                144465 Bowden Court
                                                Morgan Hill, California 95037

Joseph L. Schweppe                              7250 Wynnwood
                                                Houston, Texas 77008

Joseph E. Dryer                                 3711 Village Manor
                                                Kingwood, Texas 77339

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          VII.   STOCK NON-ASSESSABLE:  The capitol stock, or the holders
therof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

          VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

          IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

          X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

          THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the
State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set her hand this 8th day of May, 1987.

                                                /s/ Rita S. Dickson
                                               ---------------------
                                               Rita S. Dickson
STATE OF NEVADA   )
                  )   ss.
COUNTY OF WASHOE  )

     On this 8 day of May, 1987, before me, a Notary Public, personally appeared Rita S. Dickson, who acknowledged she executed the above instrument.

/s/Michael J. Morrison
-----------------------
Notary Public